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                                   EXHIBIT 21

Active subsidiaries of the Company:
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Subsidiary                            Additional d/b/a Names                           State of           Parent
                                                                                       Organization
-----------------------------------   ----------------------------------------------   ----------------   ------------------
Wallace Computer Services, Inc.       Tops, Colorforms, Retterbush and Sauer Label     Delaware           N/A
   ("Company")                        Corporation, Continental Ribbon, Forms
                                      Engineering Company, Moran Printing, Orlando
                                      Envelope, Good Decal Company, and Denver
                                      Graphics.

Wallace Financial
    Services, L.L.C.                                                                   Illinois           Company

Wallace Heritage, L.L.C.
                                                                                       Illinois           Company
Wallace Technical
    Services, L.L.C.                                                                   Illinois           Company

Thomas Packaging Corp.
                                                                                       Ohio               Company

Wallace Integrated Graphics, Inc.     Baum Printing, Craftsman, Graphic Print          Georgia            Company
                                      Services, Heritage Press, Hoechstetter
                                      Printing, IPD Printing & Distributing,
                                      LithoPrint, Wetmore & Company, and Williams
                                      Printing Company.
     Commercial Press, Inc.           Commercial Instant Print                         California         Wallace Integrated
                                                                                                          Graphics, Inc.
      Bruce Offset, Inc.              Bruce Offset, Graphic Print & Fulfillment, Inc.  Illinois           Wallace Integrated
                                                                                                          Graphics, Inc.
     Harvey Press, Inc.                                                                Louisiana          Wallace Integrated
                                                                                                          Graphics, Inc.
     Presstar Printing Corporation    Wallace Integrated Graphics                      Maryland           Wallace Integrated
                                                                                                          Graphics, Inc.
     Metro Printing Incorporated                                                       Minnesota          Wallace Integrated
                                                                                                          Graphics, Inc.
     State Printing Company, Inc.                                                      South Carolina     Wallace Integrated
                                                                                                          Graphics, Inc.
     W.E. Andrews Co. Inc.                                                             Georgia            Wallace Integrated
                                                                                                          Graphics, Inc.
Visible Computer Supply, Inc.         Consolidated Business Services                   Illinois           Company
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